SCHEDULE 2

WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY SUBCUSTODIAN

Argentina Citibank, N.A.
Australia National Australia Bank Limited
Austria UniCredit Bank Austria AG
Bahrain HSBC Bank Middle East Limited
Bangladesh Standard Chartered Bank Bangladesh
Belgium Citibank International Plc
Benin Société Générale de Banques en Côte d’lvoire
Bermuda HSBC Bank Bermuda Limited (effective May 3, 2010)
Botswana Stanbic Bank Botswana Ltd.
Brazil Citibank, N.A.
Bulgaria ING Bank N.V.
Burkina Faso Société Générale de Banques en Côte d’lvoire
Canada CIBC Mellon Trust Company
Cayman Islands The Bank of New York Mellon
Channel Islands The Bank of New York Mellon
Chile Banco Itau S.A. (Chile)
Chile Banco de Chile
China (Shanghai and Shenzhen) HSBC Bank (China) Company Limited
Colombia Cititrust Colombia S.A.
Costa Rica Banco BCT
Croatia Privredna Banka Zabreb d.d.
Cyprus BNP Paribas Securities Services, Athens, effective May 17, 2010.
Czech Republic ING Bank N.V.
Denmark Danske Bank A/S
Ecuador Banco de la Produccion SA
Egypt HSBC Bank Egypt S.A.E.
Estonia SEB Bank AS
Euromarket Clearstream Banking Luxembourg S.A.
Euromarket Euroclear Bank
Finland Skandinaviska Enskilda Banken AB (publ) Helsinki Branch
France BNP Paribas Securities Services
France CACEIS
Germany BNY Mellon Asset Servicing GmbH (formerly BHF Asset
Servicing GmbH)
Ghana Stanbic Bank Ghana Ltd.
Greece BNP Paribas Securities Services, Athens, effective May 17, 2010
Guinea Bissau Société Générale de Banques en Côte d’lvoire
Hong Kong The Hongkong and Shanghai Banking Corporation, Limited
Hungary ING Bank NV.
Iceland NBI hf
Iceland Islandsbanki hf
India Deutsche Bank AG

COUNTRY SUBCUSTODIAN

India Deutsche Bank AG
Indonesia HSBC Ltd.
Ireland The Bank of New York Mellon, London
Israel Bank Hapoalim B.M.
Italy Intesa Sanpaolo S.p.A
Ivory Coast Société Générale de Banques en Côte d’lvoire - Abidjian
Japan The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan Mizuho Corporate Bank, Limited
Jordan HSBC Bank Middle East Limited
Kazakhstan HSBC Bank Kazakhstan
Kenya CFC Stanbic Bank Limited
Kuwait HSBC Bank Middle East Ltd.
Latvia AS SEB banka
Lebanon HSBC Bank Middle East Limited
Lithuania SEB Bankas AB
Luxembourg Banque et Caisse d’Epargne de l’Etat
Malaysia HSBC Bank Malaysia Berhad
Mali Société Générale de Banques en Côte d’lvoire
Malta HSBC Bank Malta plc
Mauritius The Hongkong and Shanghai Banking Corporation Limited
Mexico Banco Nacional de Mexico
Morocco Citibank Maghreb
Namibia Standard Bank Namibia Ltd.
Netherlands BNY Mellon Asset Servicing B.V.
New Zealand National Australia Bank Limited
Niger Société Générale de Banques en Côte d’lvoire
Nigeria Stanbic IBTC Bank Plc
Norway DnB NOR Bank ASA
Oman HSBC Bank Middle East Limited
Pakistan Deutsche Bank AG Karachi.
Palestinian Autonomous Area HSBC Bank Middle East, Ramallah
Peru Citibank del Peru, S.A.
Philippines HSBC Ltd.
Poland ING Bank Slaski
Portugal Banco Comercial Português, S.A.
Qatar HSBC Bank Middle East Limited, Doha
Romania ING Bank N.V.
Russia ING Bank (Eurasia) ZAO
Russia ZAO Citibank Moscow
Saudi Arabia SABB Securities Limited
Senegal Société Générale de Banques en Côte d’lvoire
Serbia UniCredit Bank Austria AG
Singapore United Overseas Bank Limited
Singapore DBS Bank Ltd.
Slovak Republic ING Bank N.V.
Slovenia UniCredit Banka Slovenia d.d.
Slovenia UniCredit Bank Austria AG

COUNTRY SUBCUSTODIAN
South Africa Standard Bank of South Africa
South Korea The Hongkong and Shanghai Banking Corporation, Limited
Spain Banco Bilbao Vizcaya Argentaria S.A.
Spain Santander Investment Services, S.A.
Sri Lanka The Hongkong and Shanghai Banking Corporation, Limited
Swaziland Standard Bank Swaziland Limited
Sweden Skandinaviska Enskilda Banken
Switzerland Credit Suisse, Zurich
Switzerland UBS AG, Zurich
Taiwan Standard Chartered Bank (Taiwan) Limited
Thailand The Hongkong and Shanghai Banking Corporation, Limited
Thailand Bangkok Bank Public Company Ltd.
Togo Société Générale de Banques en Côte d’lvoire
Trinidad & Tobago Republic Bank Limited
Tunisia Banque Internationale Arabe de Tunisie
Turkey Deutsche Bank AS
Uganda Stanbic Bank Uganda Ltd.
Ukraine ING Bank Ukraine
United Arab Emirates HSBC Bank Middle East Limited, Dubai
United Kingdom The Bank of New York Mellon
United Kingdom Deutsche Bank AG (The Depository & Clearing Centre)
United States The Bank of New York Mellon
Uruguay Banco Itau Uruguay S.A.
Venezuela Citibank, N.A.
Vietnam HSBC Bank (Vietnam) Ltd.
Zambia Stanbic Bank Zambia Ltd.
Zimbabwe Stanbic Bank Zimbabwe Ltd.